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                                                                   EXHIBIT 10.21


                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


         This Amendment No. 1 dated as of July 27, 2000 amends the Employment Agreement dated September 28, 1998 by and between R.H. Donnelley Corporation, a Delaware corporation (the "Company"), and Phillip C. Danford (the "Executive") (the "Existing Agreement", and as amended, the "Agreement").

         WHEREAS, the Company considers it essential and in the best interests of its shareholders to foster the continued employment of its senior management personnel, and the Executive is an important member of the Company's senior management; and

         WHEREAS, the Company wishes to clarify its intent with respect to benefits to be provided to the Executive in certain events following a Change in Control.

         NOW, THEREFORE, the parties agree that the Existing Agreement is hereby amended as follows:

         1. Paragraph 1 of the Existing Agreement is amended by inserting the following sentence at the end thereof:

            "Notwithstanding the foregoing, no person (including the Company and any successor thereto) shall be permitted to give notice of such intention within two years following a Change in Control, as hereinafter defined."

         2. Paragraph 8 of the Existing Agreement is amended by deleting the last sentence thereof and replacing such sentence with the following:

            "The provisions of this Section 8 (and any related provisions of Section 10) shall survive any non-renewal of this Agreement by the Company pursuant to Section 1."

         3. Subsection (c) of Paragraph 8 of the Existing Agreement is amended by deleting ", as hereinafter defined," from the first sentence thereof.

         4. This Amendment No. 1 shall be conditioned upon the receipt by each party hereto from the other a counterpart hereof signed by such other party or facsimile or other written confirmation that such other party has signed a counterpart hereof.

         5. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

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         6. This Amendment No. 1 may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the day and year first above written.


                                             Phillip C. Danford

                                            /s/ Phillip C. Danford
                                            ----------------------


                                            R.H. DONNELLEY CORPORATION


                                            By: /s/ Judith A. Norton
                                               ----------------------
                                                Judith A. Norton
                                                SVP, Human Resources


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